UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2022

GENIUS BRANDS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-37950 (Commission File Number)	20-4118216 (IRS Employer Identification No.)

190 N. Canon Drive, 4th Fl.

Beverly Hills, CA 90210

(Address of principal executive offices) (Zip Code)

(310) 273-4222

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GNUS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously announced, on October 26, 2021, Genius Brands International, Inc., a Nevada corporation (“Genius” or the “Company”), and Wow Exchange Co. Inc. (formerly, 1326919 B.C. Ltd.), a corporation existing under the laws of the Province of British Columbia and, then, a wholly owned subsidiary of Genius (“Purchaser” or “Exchangeco”), entered into an Arrangement Agreement (the “Arrangement Agreement”) to acquire all of the outstanding shares of Wow Unlimited Media Inc., a corporation existing under the laws of the Province of British Columbia (“Wow”) such that Exchangeco will own 100% of the shares of Wow, as described in the Current Report on Form 8-K filed by Genius on November 1, 2021 (the “Arrangement”).

Item 2.01	Completion of Acquisition or Disposition of Assets.

Pursuant to the Arrangement Agreement, on April 6, 2022, Genius, through its Canadian subsidiary, Exchangeco, acquired all of the shares of Wow not already owned by Genius for an aggregate purchase price consisting of (i) approximately CDN $47,696,640, (ii) 10,365,823 shares of the Genius’ common stock, par value $0.001 per share (the “Genius Common Shares”), and (iii) 691,262 shares of Exchangeco (the “Exchangeco Shares”).

In addition to consideration of CDN $1.169 per share in cash, Wow shareholders had the ability to elect to receive per share consideration of either (i) 0.271 shares of Genius Common Shares or 0.271 shares of Exchangeco Shares. Wow shareholders elected to receive Exchangeco Shares, resulting in 691,262 Exchangeco Shares being issued at the closing of the Arrangement.

Each Exchangeco Share is exchangeable by the holder thereof for one Genius Common Share (subject to customary adjustments for stock splits or other reorganizations). In addition, Genius may require all outstanding Exchangeco Shares to be exchanged into an equal number of Genius Common Shares upon the occurrence of certain events. While outstanding, holders of Exchangeco Shares will be entitled to cast votes on matters for which holders of Genius Common Shares are entitled to vote and will be entitled to receive dividends economically equivalent to the dividends declared by Genius with respect to the Genius Common Shares. Using the exchange rate for Canadian dollars into U.S. dollars as of the date of the Closing, the cash portion of the consideration reported earlier in this paragraph is USD $38,310,554.

Wow operates one of the world’s leading animation production companies producing for the top broadcasters and IP holders including Netflix, Amazon Prime, Sony, Hulu, Dreamworks, Moonbug, Peacock and Mattel.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

It is anticipated that the Company will appoint Michael Hirsh, Chief Executive Officer and a member of the Wow board of directors prior to the transaction described herein, to the Company’s Board of Directors (the “Board”).

Mr. Hirsh, age 74, is the former Chairman and Chief Executive Officer of Wow, a leading animation production company in Canada. Previously, Mr. Hirsh was the President of Ezrin Hirsh Entertainment Inc., Chief Executive Officer of Floating Island Entertainment, Executive Chairman of DHX Media Ltd. (October 2012 – October 2015) and Chief Executive Officer of Cookie Jar Entertainment Inc. (March 2004 – October 2012).

There are no arrangements or understandings between Mr. Hirsh and the Company or any other person pursuant to which he would be appointed to the Board. Mr. Hirsh was not a party to the Arrangement Agreement. However, like other Wow directors, Mr. Hirsh executed a support and voting agreement, dated October 26, 2021, with the Company and Exchangeco under which he agreed to vote his shares of Wow in favor of the Arrangement. There are no related party transactions between the Company and Mr. Hirsh that would require disclosure under Item 404(a) of Regulation S-K.

As an employee, Mr. Hirsh will participate in the Company’s standard compensation arrangements for employees.

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Item 5.03	Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On March 25, 2022, in anticipation of the consummation of the acquisition of Wow, the Company filed a Certificate of Designation (the “Certificate of Designation”) with the Secretary of State of the State of Nevada with respect to a series of preferred stock of the Company, par value $0.001 per share, designated as “Series B Preferred Stock.” The Certification of Designation became effective on March 25, 2022. The Series B Preferred Stock consists of one share and will not be entitled to dividends.

With respect to all meetings of the stockholders of the Company at which the holders of Genius Common Shares are entitled to vote (each, a “Stockholders Meeting”) and with respect to any written consents sought by the Company from the holders of Genius Common Shares (each, a “Stockholder Consent”), the holder of the share of Series B Preferred Stock will vote together with the holders of Genius Common Shares as a single class (except as otherwise required under applicable law), and the holder of the share of Series B Preferred Stock shall be entitled to cast on such matter a number of votes equal to the number of Exchangeco Shares outstanding as of the record date for determining stockholders entitled to vote at such Stockholders Meeting or in connection with the applicable Stockholder Consent (i) that are not owned by the Company or its affiliates and (ii) as to which the holder of the share of Series B Preferred Stock has received voting instructions from the holders of such Exchangeco Shares in accordance with the Voting and Exchange Trust Arrangement Agreement (the “Trust Agreement”) entered into among the Company, Exchangeco and the trustee thereunder (the “Trustee”).

Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holder of record of the share of Series B Preferred Stock shall rank senior to the all Genius Common Shares, and junior to all classes or series of preferred stock of the Company, and shall be entitled to receive, prior to the Genius Common Shares, an amount equal to $1.00. In addition, the Trustee will exercise the voting rights attached to the share of Series B Preferred Stock pursuant to and in accordance with the Trust Agreement and such voting rights will terminate pursuant to and in accordance with the Trust Agreement. At such time as the share of Series B Preferred Stock has no votes attached to it, Series B Preferred Stock will be automatically canceled.

The foregoing description of the terms of Series B Preferred Stock is qualified in its entirety by reference to the Certificate of Designation of the Series B Preferred Stock, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01	REGULATION FD DISCLOSURE.

On April 6, 2022, the Company issued a press release announcing the imminent completion of the previously disclosed arrangement to acquire Wow Unlimited Media Inc. A copy of the Company’s press release is attached as Exhibit 99.1 hereto.

On April 7, 2022, Genius Brands International, Inc. (the “Company”) issued a press release announcing the completion of its acquisition of Wow Unlimited Media Inc. (“Wow”) and the intent to appoint Michael Hirsh, the Chairman and Chief Executive Officer of Wow, to the Company’s board of directors. A copy of the Company’s press release is attached as Exhibit 99.2 hereto.

The information disclosed under this Item 7.01, including Exhibits 99.1 and 99.2 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

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Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The Company intends to file the historical financial statements of Wow for the periods specified in Rule 3-05(b) of Regulation S-X in an amendment to this report under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

The Company intends to furnish pro forma financial information relating to the Wow acquisition required pursuant to Article 11 of Regulation S-X in an amendment to this report under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Series B Preferred Stock
99.1	Press Release of Genius Brands International, Inc., dated April 6, 2022.
99.2	Press Release of Genius Brands International, Inc., dated April 7, 2022.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS BRANDS INTERNATIONAL, INC.

Date: April 11, 2022	By:	/s/ Andy Heyward
Name: Andy Heyward
Title: Chief Executive Officer

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